UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2017 (January 4, 2017)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 15, 2016, a Nasdaq Hearings Panel (the “Panel”) granted a request from TerraForm Power, Inc. (the “Company”) for an extension until March 10, 2017 in order to regain compliance with Nasdaq’s continued listing requirements with respect to its delayed Form 10-K for 2015 and its delayed Forms 10-Q for 2016.

Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”) requires the Company to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year. Because the Company did not hold an annual meeting during 2016, the Company is not in compliance with the Annual Meeting Rule. On January 4, 2017, the Company received a notification letter from a Senior Director of Nasdaq Listing Qualifications (the “Notification Letter”), which stated that the Company’s failure to hold its annual meeting by December 31, 2016 serves as an additional basis for delisting the Company’s securities and that the Panel will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Global Select Market. The Notification Letter also stated that the Company should present its views with respect to this additional deficiency to the Panel in writing by January 11, 2017. The Company intends to submit a response to the Panel on or prior to that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: January 9, 2017	By:	/s/ Sebastian Deschler
	Name:	Sebastian Deschler
	Title:	Senior Vice President, General Counsel and Secretary